Exhibit 10.2

NEITHER THIS SECURITY NOR THE SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $262,500.00	Issue Date: January _, 2020
Purchase Price: $250,000.00

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Cardax, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Harbor Gates Capital, LLC, a Wyoming limited liability company (together with its successors and assigns, the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $262,500.00 on June 30, 2020 (the “Maturity Date”), unless extended by mutual written agreement of the parties, or such earlier date as required or permitted hereunder, and to pay interest to the Holder in accordance with the provisions hereof. This Secured Convertible Promissory Note (the “Note”) is issued pursuant to the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and the Holder, and may be prepaid or converted into common stock of the Company, par value $0.001 per share (the “Common Stock”) as set forth herein. The Company acknowledges that the principal amount of this Note exceeds its purchase price and that such excess is an original issue discount equal to five percent (5%) of the purchase price, which shall be fully earned and charged to the Company upon the execution of this Note, and shall be paid to the Holder as part of the outstanding principal amount set forth in this Note. By acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

The following terms shall apply to this Note:

Article I. MANNER OF PAYMENT

1.1 Method of Payment. All payments hereunder shall be made in lawful money of the United States of America no later than 5:00 PM Pacific Time on the date on which such payment is due by check, certified check payable to the Holder, or by wire transfer of immediately available funds to the Holder’s account at a bank specified by the Holder in writing to the Company from time to time.

1.2 Business Day Convention. Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a business day, the same shall instead be due on the next succeeding business day. As used in this Note, the term “business day” shall mean any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

Article II. INTEREST

2.1 Interest Charge. This Note shall bear a one-time interest charge (the “Interest Charge”) equal to ten percent (10%) of the principal amount of the Note. The Interest Charge shall be due and payable upon maturity of Note unless otherwise converted in accordance with Section 3.

2.2 Interest Rate Limitation. If at any time and for any reason whatsoever, the effective interest rate payable on the Note shall exceed the maximum rate of interest permitted to be charged by the Holder to the Company under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law. That portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable law shall be deemed a voluntary prepayment of principal.

Article III. CONVERSION

3.1 Method of Conversion. At any time while this Note is outstanding, this Note shall be convertible, in whole or in part, into shares (the “Conversion Shares”) of Common Stock at the Conversion Price (as defined below), at the option of the Holder, at any time and from time to time. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Exhibit I (each, a “Notice of Conversion”), specifying therein the outstanding principal amount of this Note, plus at the Holder’s option, any accrued and unpaid interest thereon, to be converted and the date on which such conversion shall be effected (such date, a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.

3.2 Conversion Price. The conversion price (the “Conversion Price”) per share of Common Stock in effect on any Conversion Date shall be equal to $14.00, subject to adjustment as provided below.

(a) One Time Reset. On the thirty-first (31st) calendar day following the Issue Date of the Note (the “Conversion Price Reset Date”) the Conversion Price shall be subject to a mandatory, automatic, one-time modification to a price equal to the average of the volume weighted average prices of the Company’s Common Stock during the five (5) Trading Days prior to the Conversion Price Reset Date, wherein “trading day” shall mean any day on which the Common Stock is tradable on the OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Holder shall provide written notice to the Company, as soon as reasonably practicable, of the adjustment that was the result of the one-time reset.

(b) Adjustment Upon Stock Split. If at any time while this Note is outstanding, the Company: (i) subdivides outstanding shares of Common Stock into a larger number of shares, (ii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iii) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be equitably adjusted. The Company shall, contemporaneously with the public notification (e.g., press release or filing with the SEC or OTCMarkets) of the stock split, provide equivalent notice to the Holder. If the stock split is not publicly announced, then the Company shall provide notice of such event to the Holder within one (1) trading day upon the effectiveness of such event. Failure of the Company to provide the above referenced notice shall have no effect on the event to be reported and any adjustment made pursuant to this Section 3.2(a) shall become effective immediately after the effective date of the subdivision, combination, or re-classification.

(c) Adjustment Upon Maturity. If this Note, or any portion thereof, remains outstanding upon the Maturity Date, then the Conversion Price shall be equal to the lower of the Conversion Price then in effect (taking into account the adjustments provided for above) or 70% of the average of the two (2) lowest daily volume-weighted average prices of the Common Stock for the fifteen (15) trading days prior to the Conversion Date.

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3.3 Mechanics of Conversion.

(a) Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted, plus at the Holder’s option, any accrued and unpaid interest thereon to be converted, by (y) the Conversion Price, subject to adjustment as provided herein.

(b) No Fractional Shares Upon Conversion. No fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share that the Holder would otherwise be entitled to upon such conversion, the Company shall at its election, either pay a cash adjustment in an amount equal to such fraction multiplied by the Conversion Price, subject to adjustment as provided herein, or round up to the next whole share.

(c) Delivery of Certificate Upon Conversion. On the Conversion Date, or promptly thereafter, the Company shall issue and deliver or cause to be issued and delivered a certificate or certificates representing the Conversion Shares.

(d) Surrender of Note Upon Conversion. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire outstanding principal amount of this Note, plus all accrued and unpaid interest thereon, is to be converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note and accrued and unpaid interest thereon, in an amount equal to the applicable conversion, and all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Conversion Shares, as provided herein. The Holder and the Company shall maintain records showing the principal and interest amount(s) converted and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(e) Authorized Shares. The Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.

(f) Reservation of Shares Issuable Upon Conversion. The Company shall instruct its transfer agent to establish a reserve of shares of the Company’s authorized and unissued Common Stock in the amount of initially 1,000,000 shares, but no less than five (5) times the number of Conversion Shares issuable upon conversion of the Note as provided herein. The Company shall instruct its transfer agent not to reduce the reserve under any circumstances, except for the issuance of the Conversion Shares, unless such reduction is pre-approved in writing by the Holder.

3.4 Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to convert this Note in accordance with Section 3 to the extent that such conversion would cause the Holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of a number of shares of Common Stock that exceeds 4.99% of the shares of Common Stock outstanding at such time. This limitation on beneficial ownership may be increased (but only up to 9.99% of the shares of Common Stock outstanding at such time), decreased, or terminated, in the Holder’s sole discretion, upon sixty-one (61) days’ notice to the Company by the Holder.

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Article IV. PREPAYMENT

4.1 Prepayment. Notwithstanding anything to the contrary contained in this Note, the Company may prepay the amounts outstanding hereunder pursuant to the following terms and conditions:

(a) The Company shall have the right, exercisable on not less than two (2) trading days prior written notice (a “Prepayment Notice”) to the Holder, to prepay the Note (outstanding principal and accrued interest), in whole or in part, according to the following schedule:

(i) From the issuance date of this Note until March 31, 2020, this Note may be prepaid with a prepayment penalty equal to fifteen percent (15%) of the principal amount to be prepaid;

(ii) From April 1, 2020 until May 15, 2020, this Note may be prepaid with a prepayment penalty equal to twenty-five percent (25%) of the principal amount to be prepaid;

(iii) From May 16, 2020 until June 30, 2020, this Note may be prepaid with a prepayment penalty equal to thirty percent (30%) of the principal amount to be prepaid;

(iv) After June 30, 2020, this Note may not be prepaid without approval from the Holder.

(b) Notwithstanding the Prepayment Notice, upon receipt of such notice and prior to the prepayment date (the “Prepayment Date”) specified by the Company in the Prepayment Notice, the Holder may elect to convert any outstanding portion of the Note, including any accrued interest, by submitting a Notice of Conversion to the Company as set forth in this Note.

Article V. CERTAIN COVENANTS

5.1 Sale or Disposition of Assets. So long as the Company shall have any obligation under this Note, the Company shall not, without the Holder’s written consent, sell, lease, or otherwise dispose of all or substantially all of its assets outside the ordinary course of business unless the proceeds of any disposition of its assets shall be used to repay this Note.

5.2 Non-Circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

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Article VI. EVENTS OF DEFAULT

6.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) Failure to Pay Principal or Interest. The Company fails to pay the principal hereof or interest thereon when due on this Note and such non-payment continues for a period of fifteen (15) days.

(b) Failure to Deliver Conversion Shares. The Company fails to issue and deliver or cause to issue and deliver the Conversion Shares to the Holder for a period of fifteen (15) days from the Conversion Date, provided that, an Event of Default shall not occur under this Section 6.1(b) if the Company shall have delivered proper issuance instructions for the Conversion Shares to its stock transfer agent prior to such date.

(c) Failure to Maintain Reserve. The Company fails to establish or maintain the required reserve of shares of Common Stock as provided under Section 3.3(f) and such breach continues for a period of fifteen (15) days.

(d) Breach of Covenants. The Company breaches any material covenant or other material term or condition contained in this Note or any other Transaction Documents and such breach continues for a period of fifteen (15) days.

(e) Breach of Representations or Warranties. Any representation or warranty of the Company made in this Note or any other Transaction Documents shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or any other Transaction Documents, and such breach continues for a period of fifteen (15) days.

(f) Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings, or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company; or the Company admits in writing its inability to pay its debts generally as they mature, provided that, any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due; or the Company or any subsidiary of the Company shall make an assignment for the benefit of creditors or commence proceedings for its dissolution, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

(g) Change of Control. The occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, other than in connection with an underwritten public offering, (b) the Company consummates a merger or similar transaction, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a two year period of more than half of the members of the Board of Directors, if not approved by a majority of the Board of Directors, (e) David G. Watumull and David M. Watumull shall both have been terminated by the Company as Chief Executive Officer and Chief Operating Officer other than for cause, or (f) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (e) above

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(h) Judgments. Any money judgment, writ, or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded, or unstayed for a period of one-hundred eighty (180) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

(i) Failure to Comply with the Exchange Act. The Company shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings) and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act, and such failure continues for a period of fifteen (15) days.

(j) Suspension of Trading of Common Stock. Any suspension of trading of the Common Stock on at least one on the OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded, and such suspension of trading shall continue for a period of five consecutive (5) trading days.

(k) Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock on the OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded, and such delisting continues for a period of fifteen (15) days.

6.2 Remedies Upon Event of Default. Upon an Event of Default, the outstanding principal amount of this Note multiplied by 105%, plus accrued and unpaid interest, shall become, at the Holder’s election, immediately due and payable in cash. In lieu of cash payment, the Holder may elect to receive from time to time all or part of the outstanding principal amount of this Note, plus accrued and unpaid interest, in Conversion Shares. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

[signature page follows]

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IN WITNESS WHEREOF, Company has caused this Note to be signed in its name by its duly authorized officer as of the date first above written.

CARDAX, INC.

By:
Name:	David G. Watumull
Title:	President and CEO

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EXHIBIT I

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________ principal amount of the Note (defined below) together with $________________ of accrued and unpaid interest thereto, totaling $_____________ into that number of shares of Common Stock of Cardax, Inc., a Delaware corporation (the “Company”), to be issued pursuant to the conversion of the Note as set forth below, according to the conditions of the Secured Convertible Promissory Note of the Company dated as of January _, 2020 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. This Notice of Conversion is irrevocable unless otherwise agreed by the Company.

Delivery instructions:

[ ]	The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”), provided that such shares are eligible for deposit.

Name of DTC Prime Broker: ____________________________________________
DTC Participant Number: _______________________________________________
Account Number: _____________________________________________________

[ ]	The undersigned hereby requests that the Company issue the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) and form specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _____________________________________________________________
Address: ___________________________________________________________
Form: [ ] Physical Certificate [ ] Book Entry

Date of Conversion:	_____________

Applicable Conversion Price:	$____________

Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Note:	_____________

Amount of Principal Balance Due Remaining
Under the Note after this Conversion:	$____________

Accrued and Unpaid Interest Remaining:	$____________

Harbor Gates Capital, LLC

By:
Name:	Date
Title: